MUNIYIELD NEW JERSEY FUND, INC.

FILE # 811-6570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
6/29/2005	NJ Health Care RWJ Hamilton 4.50%, 5% 7/1/25,29, 35	3,435,000	65,375,000	Wachovia Bank Advest Loop Capital Merrill Lynch
9/22/2005	Puerto Rico Highway 5% 7/1/45	2,230,000	1,499,910,000	Citigroup Global Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley Raymond James Ramirez & Co.
9/22/2005	NJ Economic Development Authority 5.25% 3/1/23	5,400,000	750,000,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co. Siebert Brandford
10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	6,405,000	953,020,000

JP Morgan

Bear Stearns

Citigroup Global

Goldman Sachs

Merrill Lynch

Morgan Stanley

UBS Financial Services

Advest Inc

Banc of America

NW Capital

Piper jaffray

Popular Securities

Powell Capital Markets

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford

Sterne Agee & Leach

Wachovia Bank